FOURTH AMENDMENT TO GRID NOTE

THIS AMENDMENT TO GRID NOTE executed this 25th day of
November, 1996, and effective as of the first day of December
1996, by and between ALEXANDER & BALDWIN, INC., a Hawaii corporation, and A&B-HAWAII, INC., a Hawaii corporation, hereinafter collectively called the "Maker", and FIRST HAWAIIAN
BANK, a Hawaii corporation, hereinafter called the "Bank";


                   W I T N E S S E T H  T H A T,


WHEREAS, the Bank has extended to the Maker that certain uncommitted line of credit facility in the principal amount not to exceed FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), which line of credit is evidenced by that certain Grid Note (the "Note") dated December 30, 1993, with a final maturity of said Note being November 30, 1994; and

WHEREAS, the Maker and the Bank subsequently entered into that certain Amendment to Grid Note dated August 31, 1994, whereby the Note was increased to SIXTY FIVE MILLION AND NO/100
DOLLARS ($65,000,000.00), and was extended to November 30, 1995;
and

WHEREAS, the Maker and the Bank subsequently entered into that Second Amendment to Grid Note dated March 29, 1995, whereby the Note was decreased to FORTY-FIVE MILLION AND NO/100 DOLLARS
($45,000,000.00), and Section 4 of the Note, entitled
"Limitation." was deleted in its entirety and replaced; and

WHEREAS, the Maker and the Bank subsequently entered into that Third Amendment to Grid Note dated November 17, 1995, whereby the Note was extended to November 30, 1996; and

WHEREAS, the Maker and the Bank desire to further amend the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Maker and the Bank agree as follows:

THE NOTE, AS AMENDED, SHALL BE AND HEREBY IS FURTHER
AMENDED TO PROVIDE THAT ALL UNPAID PRINCIPAL AND ACCRUED BUT
UNPAID INTEREST SHALL BE DUE AND PAYABLE ON NOVEMBER 30, 1997,
UNLESS SOONER DUE AS OTHERWISE PROVIDED IN THE NOTE, AS AMENDED.

In all other respects, the Note, as amended, shall remain unmodified and in full force and effect, and the Maker hereby reaffirms all of its obligations under the Note, as previously amended, and as amended hereby. Without limiting the generality of the foregoing, the Maker hereby expressly acknowledges and agrees that, as of the date of this FOURTH AMENDMENT TO GRID NOTE, the Maker has no offsets, claims or defenses whatsoever against the Bank or against any of the Maker's obligations under the Note, as previously amended, and as amended hereby.

IN WITNESS WHEREOF, this Fourth Amendment to Grid Note is executed by the undersigned parties as of this 25th day of November, 1996.


ALEXANDER & BALDWIN, INC.,                 FIRST HAWAIIAN BANK,
a Hawaii Corporation                       a Hawaii Corporation



By /s/Thomas A. Wellman                    By /s/Adolph F. Chang
  ---------------------------------          --------------------------
  Its Controller & Asst. Treas.              Its Vice President



A&B-HAWAII, INC.,
a Hawaii Corporation



By /s/Thomas A. Wellman
  ---------------------------------
  Its VP, Controller & Asst. Treas.